FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                  May 12, 2000


                         TOYOTA AUTO LEASE TRUST 1998-C
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             (Exact name of registrant as specified in its charter)


      CALIFORNIA                     333-65067                  33-0755530
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(State or Other Jurisdiction  (Commission File Number)       (I.R.S. Employer
     of Incorporation)                                       Identification No.)

                       c/o Toyota Motor Credit Corporation
                           19001 South Western Avenue
                           Torrance, California 90509
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                    (Address of principal executive offices)

                                 (310) 787-1310
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              (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS

     Toyota Leasing, Inc. ("TLI") and U.S. Bank National Association ("U.S. Bank") have executed the Instrument of Amendment of the 1998-C Securitization Trust Agreement, dated as of May 12, 2000 (the "Amendment"), in order to amend the 1998-C Securitization Trust Agreement, dated as of December 1, 1998, between TLI, as transferor, and U.S. Bank, as trustee. The Amendment provides for an increase in the Specified Reserve Fund Balance from $41,249,380.29 to $70,761,437.00 and allows TLI to make a capital contribution to the Reserve Fund.

     On May 25, 2000, TLI deposited $24,000,000 into the Reserve Fund of the 1998-C Securitization Trust to fund a portion of such increase. The remainder of the increase will be funded from excess cash flows that TLI would have otherwise received as holder of the transferor certificate.

     The Amendment is attached hereto as exhibit 20.


ITEM 7. FINANCIAL STATEMENTS,  PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits

     20 Instrument of Amendment to the 1998-C Securitization Trust Agreement.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

                    TOYOTA AUTO LEASE TRUST 1998-C

                    BY: TOYOTA MOTOR CREDIT CORPORATION, AS SERVICER

                    By: /S/ GEORGE E. BORST
                        --------------------------------------------------------
                        Name:  George E. Borst
                        Title: Senior Vice President and General Manager

May 25, 2000

                                  EXHIBIT INDEX


EXHIBIT NO.         DESCRIPTION OF EXHIBIT

20   Instrument of Amendment to the 1998-C Securitization Trust Agreement.